                                  SCHEDULE 14A

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-12

                         MEASUREMENT SPECIALTIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

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

                         MEASUREMENT SPECIALTIES, INC.
                          710 ROUTE 46 EAST, SUITE 206
                              FAIRFIELD, NJ 07004
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            ------------------------

     Measurement Specialties will hold its Annual Meeting of Shareholders at the University Club, 54th Street and 5th Avenue, New York, New York, on Monday, March 3, 2003, at 2:00 p.m. EST. The University Club requires business attire to attend the meeting. We are holding the meeting for the following purposes:

          1. To elect one member of the Board of Directors, whose term is described in the proxy statement.

          2. To ratify the selection of Grant Thornton LLP as our independent auditors for the fiscal year ending March 31, 2003.

          3. To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

     Holders of record of Measurement Specialties common stock at the close of business on January 27, 2003 are entitled to vote at the meeting.

     In addition to the proxy statement and proxy card, a copy of Measurement Specialties' annual report on Form 10-K for the fiscal year ended March 31, 2002 and the amendment thereto on Form 10-K/A, which are not part of the proxy soliciting material, are enclosed.

     It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning a proxy card. Most shareholders can also vote over the Internet or by telephone. If Internet and telephone voting are available to you, you can find voting instructions on the enclosed proxy card. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the enclosed proxy statement.

                                          By Order of the Board of Directors,
                                          JOHN P. HOPKINS
                                          Chief Financial Officer and Secretary

January 31, 2003

                                PROXY STATEMENT

     We are providing these proxy materials in connection with the solicitation by the Board of Directors of Measurement Specialties, Inc. of proxies to be voted at our Annual Meeting of Shareholders, to be held on March 3, 2003, and at any meeting following postponement or adjournment of the Annual Meeting.

     You are cordially invited to attend the Annual Meeting, which will begin at 2:00 p.m. EST. The meeting will be held at the University Club, 54th Street and 5th Avenue, New York, New York. Shareholders will be admitted beginning at 1:00 p.m. EST.

     We are first mailing this proxy statement and proxy card (including voting instructions) on or about January 31, 2003, to persons who were shareholders at the close of business on January 27, 2003, the record date for the meeting.

     Our fiscal year begins on April 1 and ends on March 31. References in this proxy statement to the year 2002 or fiscal 2002 refer to the 12-month period from April 1, 2001 through March 31, 2002.

                         PROXIES AND VOTING PROCEDURES

WHO CAN VOTE?

     You are entitled to vote at the Annual Meeting all shares of Measurement Specialties' common stock that you held as of the close of business on the record date. Each share of common stock is entitled to one vote with respect to each matter properly brought before the meeting.

     On January 17, 2003, there were 11,912,958 shares of common stock outstanding.

     In accordance with New Jersey law, a list of shareholders entitled to vote at the meeting will be available at the meeting.

WHO IS THE RECORD HOLDER?

     You may own common stock either (1) directly in your name, in which case you are the record holder of such shares, or (2) indirectly through a broker, bank or other nominee, in which case such nominee is the record holder.

     If your shares are registered directly in your name, we are sending these proxy materials directly to you. If the record holder of your shares is a nominee, you will receive proxy materials from such record holder.

HOW DO I VOTE?

     Record Holders:

     - By Telephone. You can vote your shares by telephone, by calling the toll-free telephone number on your proxy card. Telephone voting is available 24 hours a day. If you vote by telephone, you do not need to return your proxy card. Your vote by telephone must be received by 11:59 p.m. EST, March 2, 2003.

     - By Internet. You can also vote on the Internet. The website address for Internet voting is on your proxy card, and voting is also available 24 hours a day. If you vote by Internet, you do not need to return your proxy card. Your vote by Internet must be received by 11:59 p.m. EST, March 2, 2003. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

     - By Mail. If you choose to vote by mail, mark your proxy, date and sign it, and return it in the postage-paid envelope provided. Your vote by mail must be received by the close of voting at the Annual Meeting on March 3, 2003.

     - By Attending the Annual Meeting. If you attend the Annual Meeting, you can vote your shares in person.

STOCK HELD BY BROKERS, BANKS AND NOMINEES

     If your common stock is held by a broker, bank or other nominee, you will receive instructions from them that you must follow in order to have your shares voted.

     If you plan to attend the Annual Meeting and vote in person, you will need to contact the broker, bank or other nominee to obtain evidence of your ownership of common stock on January 27, 2003.

     If you hold your shares through a broker, your shares may be voted even if you do not vote or attend the Annual Meeting. Under the rules of the American Stock Exchange, member brokers who do not receive instructions from beneficial owners will be allowed to vote on the election of Directors and the ratification of auditors.

     The method by which you vote will in no way limit your right to vote at the meeting if you later decide to attend in person.

HOW MANY VOTES ARE REQUIRED?

     A quorum is required to transact business at the Annual Meeting. We will have a quorum and be able to conduct the business of the Annual Meeting if the holders of a majority of the shares entitled to vote are present at the meeting, either in person or by proxy.

     If a quorum is present, a plurality of votes cast is required to elect Directors. Thus, a Director may be elected even if the Director receives less than a majority of the shares represented at the meeting. Proxies cannot be voted for a greater number of nominees than are named in this Proxy Statement. To ratify the selection of independent auditors, an affirmative vote of a majority of the votes cast is required.

HOW ARE VOTES COUNTED?

     All shares that have been properly voted, and not revoked, will be voted at the Annual Meeting in accordance with the instructions given. If you sign and return your proxy card, but do not specify how you wish your shares to be voted, your shares represented by that proxy will be voted as recommended by the Board of Directors: "for" the nominee for Director, and "for" the ratification of the appointment of Grant Thornton LLP as our independent auditors for fiscal 2003.

     Proxies marked as abstaining, and any proxies returned by brokers as "non-votes" on behalf of shares held in street name because beneficial owners' discretion has been withheld as to one or more matters to be acted upon at the Annual Meeting, will be treated as present for purposes of determining whether a quorum is present at the Annual Meeting. However, any shares not voted as a result of a marked abstention or a broker non-vote will not be counted as votes for or against a particular matter. Accordingly, marked abstentions and broker non-votes will have no effect on the outcome of a vote.

HOW CAN I REVOKE MY PROXY OR CHANGE MY VOTE?

     You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy (including an Internet or telephone vote) or by voting in person at the meeting.

WHO WILL PAY THE EXPENSES OF PROXY DISTRIBUTION?

     Measurement Specialties will pay the expenses of the preparation of the proxy materials and the solicitation of proxies. Proxies may be solicited on behalf of the company by Directors, officers or employees of the company, who will receive no additional compensation for soliciting, in person or by telephone, e-mail or facsimile or other electronic means. In accordance with the regulations of the Securities and Exchange Commission and the American Stock Exchange, we will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of Measurement Specialties stock.

ITEM 1 -- ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes. One class is elected each year for a term of three years.

     One Director will be elected at this Annual Meeting to serve for a three-year term expiring at our Annual Meeting in 2005. The Board has nominated Morton L. Topfer for the position. You can find information about Mr. Topfer below. Damon Germanton and Steven Petrucelli, who have served as Directors since 1981 and 1992, respectively, and whose terms expire at the Annual Meeting, declined to stand for re-election.

     The persons named in the proxy card will vote such proxy "for" the election of Mr. Topfer, unless you indicate that your vote should be withheld. If elected, Mr. Topfer will continue in office until his successor has been duly elected and qualified, or until the earliest of his death, resignation, retirement or removal. Mr. Topfer has indicated to the company that he will serve if elected. We do not anticipate that Mr. Topfer will be unable to stand for election, but, if that happens, your proxy will be voted in favor of another person nominated by the Board.

     The Board of Directors recommends a vote FOR the election of Mr. Topfer as Director.

                       NOMINEE FOR TERM EXPIRING IN 2005

     Morton L. Topfer has been a Director since January 2002 and was appointed Chairman of the Board effective January 31, 2003. Mr. Topfer is Managing Director of Castletop Capital, L.P. and a member of the Board of Directors of Dell Computer Corporation. He previously served at Dell as Counselor to the Chief Executive Officer, from December 1999 to February 2002, and Vice Chairman, from June 1994 to December 1999. Prior to joining Dell, Mr. Topfer served for 23 years at Motorola, Inc. where he held several executive positions, last serving as Corporate Executive Vice President and President of the Land Mobile Products Sector. Mr. Topfer was conferred the Darjah Johan Negeri Penang State Award in July 1996 by the Governor of Penang for contributions to the development of the electronics industry in Malaysia. He also serves as a director of Bio Reference Laboratories. Age 66

                   DIRECTORS WHOSE TERMS WILL EXPIRE IN 2003

     Joseph R. Mallon, Jr. has served as our Chairman of the Board since April 1995 and served as our Chief Executive Officer from April 1995 to June 2002. From April 1995 to February 1998, Mr. Mallon also served as President. Mr. Mallon has thirty-eight years of experience in electronic sensor and micro-electromechanical systems (MEMS) technology and is a named inventor in forty-one United States patents. From January 1990 to January 1993, Mr. Mallon was a Director and Executive Vice President of Lucas NovaSensor. In October 1985, Mr. Mallon co-founded NovaSensor, where he served as a Director and Co-President until its acquisition by Lucas Industries. Mr. Mallon serves as a Director of Sepragen Corporation and Sensant Corporation. Mr. Mallon is a member of the Educational Board of Directors of California State University, Hayward. Mr. Mallon received a B.S. in Science (Physics) from Fairleigh Dickinson University and an M.B.A. (Management, Marketing and New Ventures) from California State University, Hayward. Age 57

     The Honorable Dan J. Samuel has been a Director since October 1994. Since 1986, Mr. Samuel has been a business consultant and a director of public companies, as well as of the British-American Educational Foundation and of the Asian Institute of Technology Foundation. Previously, Mr. Samuel served as President and Chief Executive Officer of Scallop Corporation, the New York subsidiary of the Royal Dutch/Shell Group of Companies. Mr. Samuel, who serves as a Director of Canadian Overseas Packaging Industries, received a B.A. and M.A. from Oxford University. Age 77

                   DIRECTORS WHOSE TERMS WILL EXPIRE IN 2004

     John D. Arnold has been a Director since June 1995. Mr. Arnold has been in private law practice since 1988, primarily representing technology companies with relationships with Asian investors and/or manufacturers. Prior to 1988, Mr. Arnold was employed with the law firms of Wilson, Sonsini, Goodrich & Rosati in Palo Alto, California and Foley & Lardner in Milwaukee, Wisconsin. Mr. Arnold received a B.A. in business administration from the University of Wisconsin and a J.D. from Stanford Law School. Age 48

     Frank D. Guidone has served as Chief Executive Officer since June 2002 and has been a Director since December 2002. Mr. Guidone has been a Managing Director/Principal of Corporate Revitalization Partners, a Dallas-based turnaround/crisis management consultancy firm, since 2000. Mr. Guidone has been a partner at Four Corners Capital Partners, a boutique private investment firm of which Mr. Guidone is a co-founder, since 1999. Prior to Four Corners, Mr. Guidone spent 13 years in management consulting with Andersen Consulting and George Group, Inc. Mr. Guidone has worked with numerous solvent and insolvent companies, focusing on operational and financial restructurings. Mr. Guidone received a B.S. in mechanical engineering from The University of Texas at Austin. Age 38

ITEM 2 -- RATIFICATION OF INDEPENDENT AUDITORS

APPOINTMENT OF AUDITORS FOR FISCAL 2003

     The Audit Committee has appointed Grant Thornton LLP as our independent auditors for 2003. We are not required to have the shareholders ratify the selection of Grant Thornton LLP as our independent auditors. We are doing so because we believe it is a matter of good corporate practice. If the shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Grant Thornton LLP but may retain such independent auditors. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of Measurement Specialties and its shareholders. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting with an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

     The Board of Directors recommends a vote FOR the ratification of the appointment of Grant Thornton LLP as our independent auditors for fiscal 2003.

CHANGE IN AUDITORS

     Effective June 7, 2002, we terminated the engagement of Arthur Andersen LLP as our independent auditor. The decision to terminate the engagement of Arthur Andersen was recommended and approved by our Audit Committee and approved by our Board of Directors.

     Arthur Andersen was retained as our independent auditor on September 18, 2000. Arthur Andersen's report on the financial statements of the company for the year ended March 31, 2001 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the fiscal years ended March 31, 2001 and March 31, 2002 and the interim period between March 31, 2002 and June 7, 2002, there were no disagreements between the company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused it to make reference to the subject matter of the disagreements in connection with its report. During the fiscal years ended March 31, 2001 and March 31, 2002 and the interim period between March 31, 2002 and June 7, 2002, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission).

     We provided Arthur Andersen a copy of the foregoing disclosures.

     We engaged Grant Thornton LLP as our new independent auditor, effective June 11, 2002. Grant Thornton LLP previously served as our independent auditor from 1992 until September 18, 2000. During the fiscal years ended March 31, 2001 and March 31, 2002 and the interim period between March 31, 2002 and June 11, 2002, we did not consult with Grant Thornton LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the company's financial statements, or (iii) any matter that was either the subject of a disagreement (as described above) or a reportable event, except as follows:

     - Grant Thornton LLP performed a quarterly review of our Form 10-Q for the quarter ended June 30, 2000 in accordance with Statement on Auditing Standard No. 71; and

     - Grant Thornton LLP issued a consent to the inclusion of the audit report for the years ended March 31, 2000 and 1999 included in our Registration Statement on Form S-1 dated March 29, 2001 (and the Amendments thereto dated July 12, 2001 and August 1, 2001, respectively) and our Registration Statement on Form S-8 dated August 1, 2001.

     Subsequent to our engagement of Grant Thornton LLP, we restated our previously issued financial statements for the fiscal year ended March 31, 2001, and our previously issued financial results for each of the quarterly periods in the fiscal year ended March 31, 2001 and the first three quarters of the fiscal year ended March 31, 2002, as described in our Annual Report on Form 10-K for the fiscal year ended March 31, 2002.

FEES PAID TO OUR INDEPENDENT AUDITORS

  AUDIT FEES

     The aggregate fees billed by Grant Thornton LLP for professional services rendered for the audit of our financial statements for fiscal 2002, and the review of our financial statements for each of the first three quarters in fiscal 2002, were approximately $2.3 million. These fees include fees billed in connection with Grant Thornton LLP's reaudit and the restatement of our financial statements for fiscal 2001, and their related review and the restatement of our financial results for each of the first three quarters in fiscal 2001.

  FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no financial information systems design and implementation fees for fiscal 2002.

  ALL OTHER FEES

     There were no fees paid to Grant Thornton LLP for fiscal 2002 other than the audit fees described above.

                           GOVERNANCE OF THE COMPANY

     Pursuant to the New Jersey Business Corporation Act and the company's by-laws, Measurement Specialties' business, property and affairs are managed by or under the direction of the Board of Directors. Members of the Board are kept informed of the company's business through discussions with the Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. We currently have seven members on our Board. Effective March 3, 2003, the size of the Board will be reduced to five members.

     During fiscal 2002, the Board held 16 meetings and the committees held a total of two meetings. The Nominee for Director attended more than 75% of the total number of meetings of the Board of Directors and the Board committees of which he was a member during the period he served as a Director in fiscal 2002.

                      COMMITTEES OF THE BOARD OF DIRECTORS

     During fiscal 2002, the Board of Directors had two standing committees. The Audit Committee consisted of John D. Arnold (Chairman), Theodore J. Coburn and The Honorable Dan J. Samuel. Mr. Coburn resigned from the Board on February 21, 2002. Morton L. Topfer was appointed to the Audit Committee in March 2002. The Compensation Committee consisted of The Honorable Dan J. Samuel (Chairman), Theodore J. Coburn and John D. Arnold. Mr. Topfer was appointed to the Compensation Committee in July

2002. During fiscal 2002, the Audit Committee met one time and the Compensation Committee met one time. The Board of Directors does not maintain a separate nominating committee. The functions of the Audit Committee and the Compensation Committee are described in their respective reports, each of which is included in this proxy statement.

                           COMPENSATION OF DIRECTORS

     Directors who are our employees do not receive additional compensation for serving on our Board of Directors or on committees of the Board. For fiscal 2002, our outside Directors, that is Directors who are not employees of Measurement Specialties, each received a cash retainer of $35,000 and an option to purchase 10,000 shares of our common stock. For fiscal 2003, our outside Directors each received a cash retainer of $35,000 and an option to purchase 15,000 shares of our common stock.

     Outside Directors do not receive retirement or other fringe benefits and do not receive additional compensation related to committee meetings.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee in fiscal 2002 were The Honorable Dan J. Samuel, John D. Arnold and Theodore J. Coburn. None of the members has ever been an officer or employee of Measurement Specialties or any of its subsidiaries, and no "compensation committee interlocks" existed during fiscal 2002.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee is appointed by the Board to assist the Board in monitoring:

     - the integrity of the financial statements of Measurement Specialties,

     - the independent auditor's qualifications and independence,

     - the performance of Measurement Specialties' independent auditors, and

     - the compliance by Measurement Specialties with legal and regulatory requirements.

     We meet with management periodically to consider the adequacy of Measurement Specialties' internal controls and the objectivity of its financial reporting. We discuss these matters with Measurement Specialties' independent auditors and with appropriate company financial personnel.

     We regularly meet privately with the independent auditors who have unrestricted access to the committee.

     We select, evaluate and, where appropriate, replace the independent auditor (subject, if applicable, to shareholder ratification), and review periodically their performance, fees and independence from management.

     Other than Morton L. Topfer, each of the Directors who serves on the committee is "independent" for purposes of the American Stock Exchange listing standards. That is, the Board of Directors has determined that neither Mr. Arnold nor Mr. Samuel has a relationship with Measurement Specialties that may interfere with his independence from Measurement Specialties and its management.

     The Board has determined that Mr. Topfer is not "independent," as defined under American Stock Exchange listing standards, by reason of the $9.3 million bridge loan extended to the company in October 2002 by Castletop Capital, L.P., a limited partnership controlled by Mr. Topfer. Interest on the promissory note evidencing the loan accrues at the rate of 7% per annum (subject to a 2% increase upon the occurrence of an event of default). Castletop Capital, L.P. also received a warrant to purchase 297,228 shares of our common stock at an exercise price of $1.64 per share in connection with this transaction. Applicable American Stock Exchange rules, however, permit us to appoint one member to our audit committee who is not

"independent" if the Board, under exceptional and limited circumstances, determines that membership on the committee by the individual is required in the best interests of the company and our shareholders.

     The Board believes that Mr. Topfer's financial sophistication and expertise, together with his extensive business background and experience, have helped significantly to guide the company through a difficult transition period, and believes that his continued service on the Audit Committee would strongly benefit the company and its shareholders. The Board has further determined that notwithstanding Mr. Topfer's interest in the loan transaction described above, Mr. Topfer will be able to exercise independent judgment and to perform his Audit Committee responsibilities in a fair and impartial manner. The Board has resolved, therefore, that the best interests of the company require that Mr. Topfer remain as a member of the Audit Committee.

     The Board has adopted a written charter setting out the audit related functions the committee is to perform and, upon its review and reconsideration of that charter this year has amended and restated the charter to reflect recent changes in law and applicable SEC and American Stock Exchange regulations. A copy of the Amended and Restated Audit Committee Charter is attached hereto as Appendix A.

     Management has primary responsibility for the company's financial statements and the overall reporting process, including the company's system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the company in conformity with accounting principles generally accepted in the United States and discuss with us any issues they believe should be raised with us. We monitor these processes, relying without independent verification on the information provided to us and on the representations made by management and the independent auditors.

     This year, we reviewed Measurement Specialties' audited financial statements as of and for the fiscal year ended March 31, 2002 and the fiscal year ended March 31, 2001, and met with both management and Grant Thornton LLP, Measurement Specialties' independent auditors, to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with accounting principles generally accepted in the United States.

     We have received from and discussed with Grant Thornton LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm's independence from the company. We also discussed with Grant Thornton LLP any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     Based on these reviews and discussions, we recommended to the Board that the company's audited financial statements be included in Measurement Specialties' annual report on Form 10-K (as amended by Amendment No. 1 thereto on Form 10-K/A) for the fiscal year ended March 31, 2002.

John D. Arnold (Chairman)
Morton L. Topfer
The Honorable Dan J. Samuel

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee's policies are intended to attract and retain talented executives, motivate attainment of strategic objectives, and align executives' interests with those of shareholders. Pursuant to the Committee's recommendations, the Board approves officers' base salaries, salary increases, bonuses, stock option grants and, where applicable, employment contracts and severance payments. A significant amount of an officer's yearly compensation is based upon the company's performance for the fiscal year and over time.

     The Committee seeks to offer competitive compensation packages that are consistent with market and industry practices, based on input from the Chief Executive Officer with reference to a periodic survey of similar-sized companies in similar industries. The fiscal 2002 average base compensation for the company's officers is intended to be competitive with salaries paid to similarly situated executives. The fiscal 2002 average base salaries of the company's officers, excluding the Chief Executive Officer, increased 5.7 percent over fiscal 2001 base salaries.

     Annual bonus maximums are intended to be competitive with those available to similarly situated executives and provide for a significant performance incentive. The Chief Executive Officer recommends awards to the Compensation Committee with reference to the level of achievement of corporate and individual objectives. Corporate objectives are measured by sales increases, net income, and other goals determined annually. Individual objectives are intended to be objectives that are under the respective officers' direct control. The Board retains the right to make discretionary adjustments it deems appropriate. There were no employee bonus awards for fiscal 2002.

     Officers' eligibility for stock option grants, and the frequency and size of such grants, are intended to be competitive with observed market practices for similarly situated executives and encourage increased shareholder value. The company's stock option plan complies with applicable laws and regulations, permitting the company to deduct for federal income tax purposes the cost of any compensation arising thereunder relating to Internal Revenue Code section 162(m). At present, the company has no other compensation programs or policies that could give rise to compensation to an officer in excess of $1 million a year.

     The company has no formal executive severance pay policy. Severance pay and non-monetary severance benefits are determined as appropriate with reference to observed market practice, length of service and reason for termination.

     The Committee's policies for compensating the Chief Executive Officer are intended to provide significant annual and long-term performance incentives. The Committee seeks to provide the Chief Executive Officer with a base salary which is intended to be competitive with salaries paid to similarly situated chief executives. The committee recommended that the Chief Executive Officer's base salary be increased from $260,000 to $275,000 for fiscal 2002. The Chief Executive Officer's annual bonus maximum, subject to discretionary adjustment, is set at 40 percent of his base salary, which is intended to provide a significant annual performance incentive to attain corporate objectives. For fiscal 2002, the Committee recommended no bonus.

     The Board neither rejected, nor did it materially modify, any action or recommendation of the Committee.

                                          The Honorable Dan J. Samuel, Chairman
                                          John D. Arnold, Member
                                          Morton L. Topfer, Member

                               EXECUTIVE OFFICERS

     Our executive officers as of March 31, 2002 were as follows:

NAME                             AGE                             POSITION
----                             ---                             --------
Joseph R. Mallon, Jr...........  57    Chief Executive Officer, Director and Chairman
Damon Germanton................  60    President, Chief Operating Officer, Secretary and Director
Mark W. Cappiello..............  49    Vice President of Sales and Marketing
Steven P. Petrucelli...........  50    Chief Technical Officer and Director
Fergal Mulchrone...............  45    Vice President and Chief Executive Officer of Terraillon
                                       Holdings Ltd.

     Joseph R. Mallon, currently our Chairman and a Director, has resigned as Chairman effective January 31, 2003 and will no longer be employed by the company effective February 4, 2003. Mr. Mallon will, however, continue to serve as a Director.

     We are engaged in a search for a permanent General Manager of our Asian Operations. As of April 1, 2003, Damon Germanton, who is currently acting in that capacity, will assume a "special projects" role, reporting directly to the Chief Executive Officer. In this new role, Mr. Germanton will focus his efforts on new product development and product design improvements, targeting cost reductions and quality improvements.

     Our continuing executive officers following the resignation of Mr. Mallon and reassignment of Mr. Germanton are:

NAME                             AGE                             POSITION
----                             ---                             --------
Frank D. Guidone...............  38    Chief Executive Officer and Director
John P. Hopkins................  42    Chief Financial Officer and Secretary
Mark W. Cappiello..............  49    Vice President and General Manager of the Consumer Products
                                       Division
J. Victor Chatigny.............  52    Vice President and General Manager of the Sensors Division
Steven P. Petrucelli...........  50    Chief Technical Officer

     Officers are not appointed for fixed terms. Biographical information for our current officers who are not also continuing Directors follows:

     John P. Hopkins was appointed Chief Financial Officer in July 2002. Prior to joining Measurement Specialties, he was Vice President, Finance from April 2001, and was Vice President and Controller from January 1999 to March 2001, with Cambrex Corporation, a provider of scientific products and services to the life sciences industry. Prior to joining Cambrex, from 1988 to 1998, he held various senior financial positions with ARCO Chemical Company, a manufacturer and marketer of specialty chemicals and chemical intermediates. Mr. Hopkins is a Certified Public Accountant and was an Audit Manager for Coopers & Lybrand prior to joining ARCO Chemical. Mr. Hopkins holds a B.S. in Accounting from West Chester University, and an M.B.A. from Villanova University.

     Mark W. Cappiello was appointed Vice President and General Manager of our Consumer Products Division in June 2002. Mr. Cappiello was our Vice President of Sales and Marketing from January 1988 until June 2002. Mr. Cappiello has over twenty-five years of experience in international consumer products marketing, over twenty of which have been in the scale industry. From January 1985 to October 1987, Mr. Cappiello was employed by Terraillon S.A., a French manufacturer and distributor of scales and balance products. Mr. Cappiello received a B.A. in business from the University of Connecticut.

     J. Victor Chatigny has been Vice President and General Manager of our Sensors Division since his appointment in June 2002. Mr. Chatigny joined Measurement Specialties through our 1998 acquisition of PiezoSensors from AMP Incorporated, where he served as Director of Sales, Marketing and Research and Development since 1993. Mr. Chatigny also served in US Army Corps of Engineers where he was Captain, 11th Engineering Battalion and Commander of the Atomic Demolition Munition Detachment. He holds B.S. and M.S. degrees in industrial engineering and management from Clarkson University, and a M.B.A. (finance) from The American University.

     Steven P. Petrucelli, Ph.D. has been a Director since June 1992 and our Chief Technical Officer since September 2000. Dr. Petrucelli has declined to stand for re-election to our Board. Dr. Petrucelli is a consultant in electronic and medical technology and has been an Assistant Professor at Rutgers University in the Biomedical and Electrical Engineering Departments since 1979. Dr. Petrucelli received a B.S. in electrical engineering from Lehigh University and an M.S. and Ph.D. in engineering from Rutgers University.

                             EXECUTIVE COMPENSATION

     Summary Compensation. The following table contains summary information concerning the annual compensation for the fiscal years ended March 31, 2002, 2001 and 2000 for our chief executive officer and certain other executive officers whose salary and bonus exceeded $100,000 for the fiscal year ended March 31, 2002:

                                                                        LONG-TERM COMPENSATION
                                         ANNUAL COMPENSATION       ---------------------------------
                                      --------------------------    NUMBER OF SHARES     ALL OTHER
NAME & PRINCIPAL POSITION             YEAR    SALARY     BONUS     UNDERLYING OPTIONS   COMPENSATION
-------------------------             ----   --------   --------   ------------------   ------------
Joseph R. Mallon, Jr................  2002   $275,000   $     --             --           $18,819(2)
  Chief Executive Officer and         2001    260,000     72,800         50,000            19,832
  Chairman of the Board(1)            2000    225,000    125,000             --            16,343
Damon Germanton.....................  2002    275,000         --             --            17,062(3)
  President, Chief Operating          2001    260,000     72,800         50,000            18,040
  Officer and Secretary               2000    225,000    125,000             --            16,343
Mark W. Cappiello...................  2002    210,000         --             --            17,063(4)
  Vice President of Sales             2001    198,000     44,431         30,000            15,885
  and Marketing                       2000    171,500     67,481             --            13,000
Kirk Dischino.......................  2002    198,000         --             --            17,648(6)
  Chief Financial Officer(5)          2001    187,000     40,112         30,000            15,922
                                      2000    161,500     60,291             --            13,000
Steven P. Petrucelli................  2002    185,000         --             --             3,881(8)
  Chief Technical Officer(7)          2001    174,000     34,800         45,000             3,269
                                      2000    120,000     35,000             --                --
Fergal Mulchrone....................  2002    129,160     54,900         45,000            26,542(10)
  Vice President and Chief Executive
  Officer Terraillon Holdings Ltd(9)

---------------

 (1) In June 2002, Frank Guidone replaced Mr. Mallon as Chief Executive Officer.

 (2) For the fiscal year ended March 31, 2002, includes automobile allowance of $11,000 and $7,819 in matching contributions by us pursuant to our 401(k) plan.

 (3) For the fiscal year ended March 31, 2002, includes automobile allowance of $11,000, $2,507 in long-term disability income insurance premiums paid by us for Mr. Germanton's benefit, and $3,555 in matching contributions by us pursuant to our 401(k) plan.

 (4) For the fiscal year ended March 31, 2002, includes automobile allowance of $11,000 and $6,063 in matching contributions by us pursuant to our 401(k) plan.

 (5) Mr. Dischino's employment was terminated on February 15, 2002.

 (6) For the fiscal year ended March 31, 2002, includes automobile allowance of $9,625 and $8,023 in matching contributions by us pursuant to our 401(k) plan.

 (7) Dr. Petrucelli became an officer of Measurement Specialties in September 2000.

 (8) For fiscal year ended March 31, 2002, includes $3,881 in matching contributions by us pursuant to our 401(k) plan.

 (9) Mr. Mulchrone became an officer of Measurement Specialties in August 2001 and ceased to be an employee of Measurement Specialties upon the sale of Terraillon in September 2002.

(10) For the fiscal year ended March 31, 2002, includes automobile allowance of $11,000, living expenses of $12,000 and $ 3,542 in matching contributions by us pursuant to our 401(k) plan.

     Option Grants in Last Fiscal Year to Named Executive Officers. The following table sets forth information related to the grant of stock options by us during the year ended March 31, 2002 to executive officers named in the Summary Compensation Table.

                                                                                                  POTENTIAL
                                                                                              REALIZABLE VALUE
                                                    INDIVIDUAL GRANTS                            AT ASSUMED
                              -------------------------------------------------------------    ANNUAL RATES OF
                                                  PERCENT OF                                     STOCK PRICE
                                 NUMBER OF      TOTAL OPTIONS                                 APPRECIATION FOR
                                SECURITIES        GRANTED TO       EXERCISE                    OPTION TERM($)
                                UNDERLYING       EMPLOYEES IN    OR BASE PRICE   EXPIRATION   -----------------
NAME                          OPTIONS GRANTED    FISCAL YEAR       ($/SHARE)        DATE        5%        10%
----                          ---------------   --------------   -------------   ----------   -------   -------
Fergal Mulchrone............      45,000             20.2            15.80           (1)       25.74     40.98

---------------

(1) These options were cancelled in December 2002 prior to the applicable expiration dates.

     Aggregated Option Exercises and Fiscal Year-End Option Values. The following table contains information concerning the aggregated option exercises during the fiscal year ended March 31, 2002 and the value of unexercised options held as of March 31, 2002 by the executive officers named in the summary compensation table:

                                                         NUMBER OF SHARES            VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                           SHARES                    OPTIONS AT MARCH 31, 2002       AT MARCH 31, 2002(1)
                         ACQUIRED ON     VALUE      ---------------------------   ---------------------------
NAME                      EXERCISE      REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                     -----------   ----------   -----------   -------------   -----------   -------------
Joseph R. Mallon,
  Jr...................        --              --     202,000        40,000        $865,920             --
Damon Germanton........    30,000      $  131,400      10,000        40,000              --             --
Mark W. Cappiello......        --              --       6,000        24,000              --             --
Kirk Dischino..........    60,000       1,023,000          --            --              --             --
Steven P. Petrucelli...    15,000         218,220       9,000        42,000              --        $29,700
Fergal Mulchrone.......        --              --          --            --              --             --

---------------

(1) Value of in-the-money options is based on the excess of the closing price of our common stock on the American Stock Exchange on February 14, 2002 ($6.95) over the exercise price of the options, multiplied by the number shares underlying the options. The trading of our common stock was suspended from February 15, 2002 until June 5, 2002. Trading of our common stock was subsequently suspended from July 15, 2002 until November 1, 2002.

                 EXECUTIVE AGREEMENTS AND RELATED TRANSACTIONS

(A) TRANSACTIONS WITH MANAGEMENT AND OTHERS

     In May 2002, we retained Corporate Revitalization Partners (CRP) to conduct our ongoing operational/financial restructuring efforts. In June 2002, Frank Guidone, a Managing Director of CRP, became our chief executive officer. As of January 20, 2003, we have incurred approximately $2.0 million in consulting fees and expenses to CRP (excluding the success fees described in this paragraph). In addition to consulting fees based on hours billed by CRP consultants (at hourly rates that range from $175 to $275 and that are capped at a maximum of 50 hours per consultant each week), CRP received an aggregate "success fee" of $100,000 and warrants exercisable to purchase an aggregate of 87,720 shares of our common stock (at an exercise price of $2.28/share) in connection with the successful negotiation and execution of an extended forbearance agreement with our lenders and our compliance as of September 30, 2002 with the terms of the forbearance agreement with our lenders. CRP will earn an additional success fee of $50,000 and a warrant exercisable to purchase 43,860 shares of our common stock (at an exercise price of $2.28/share) in the event that the company obtains a new line of credit on or before January 31, 2003.

     Mr. Guidone may be deemed to have an indirect beneficial ownership interest in the warrants issued to CRP.

     On September 20, 2002, we paid $1.4 million to Fergal Mulchrone, our Vice President until September 2002 and Chief Executive Officer of Terraillon at the time Terraillon was sold to Fukuda. In January 2003, we paid an additional $157,720 to Mr. Mulchrone upon the release of the escrowed portion of the proceeds from the sale of Terraillon. These payments (along with the acceleration of certain vesting provisions applicable to our common stock held by Mr. Mulchrone and the release of Mr. Mulchrone from certain restrictions on competition) were made in connection with the settlement of any and all claims of Mr. Mulchrone against us, including claims for compensation and claims related to his sale of shares of Terraillon to us in August 2001.

     On October 31, 2002, we received a $9.3 million bridge loan from Castletop Capital, L.P., a limited partnership controlled by Mort Topfer, a Nominee for Director and current Vice Chairman of our Board of Directors. The proceeds from this loan were used to repay all our obligations under our term loan and revolving credit facility. The loan is evidenced by a Senior Secured Note due January 31, 2003 and does not include a revolving credit facility. Interest on the note accrues at a rate of 7% per annum (subject to a 2% increase upon the occurrence of an event of default under the note). Our obligations under the note are secured by a lien on substantially all of our assets and substantially all of the assets of IC Sensors. Castletop Capital also received a warrant to purchase up to 297,228 shares of our common stock for an exercise price equal to the average closing price of our common stock on the American Stock Exchange for the first five trading days after October 31, 2002 ($1.64 per share). The exercise price and number of shares subject to the warrant may be adjusted under certain circumstances.

     In connection with his resignation, we have agreed to make a severance payment of $225,000 (one year's salary) to Mr. Mallon and to provide continued medical insurance coverage under our group plan for one year following the date of his resignation. We have also agreed to extend the exercise period for certain options held by Mr. Mallon until January 31, 2004, and have agreed to reimburse Mr. Mallon for up to $25,000 in tuition for continuing business education.

     We sublet a residence used by employees in China from Damon Germanton, an officer and a Director whose term expires as of the date of the Annual Meeting, under a month to month arrangement. Rent expense for the fiscal year ended March 31, 2002 was $5,784.

     We donated $21,000 in the fiscal year ended March 31, 2002 to the gifts and grants program of the Biomedical Engineering Department at Rutgers University's College of Engineering, where Dr. Steven Petrucelli, our Chief Technical Officer and a Director whose term expires as of the date of the Annual Meeting, is a professor.

(B) BUSINESS RELATIONSHIPS

     We paid approximately $15,000 in legal fees to John Arnold, a Director, during the fiscal year ended March 31, 2002.

(C) INDEBTEDNESS OF MANAGEMENT

     In September 2001, we loaned $125,000 to Steven Petrucelli to cover margin calls generated by lower market prices of our common stock. At the time, Dr. Petrucelli was subject to a lockup period related to our August 2001 public offering that prevented him from selling shares of our common stock to cover the margin calls. The largest amount outstanding under this loan during fiscal 2002 was $131,000. The loan, which was subsequently memorialized by a promissory note dated August 1, 2002, accrues interest at a rate of 6% per year. As of January 20, 2003, the principal amount of $120,993 was outstanding under this loan. Bimonthly payments of principal and interest in the amount of $1,000 are payable until September 15, 2006. The entire unpaid balance of principal and accrued interest under the note is due and payable on September 15, 2006.

                               PERFORMANCE GRAPH

     The Performance Line Graph presents our total return to our shareholders for the period March 31, 1997 to March 31, 2002. Our common stock is compared to the S&P SmallCap 600 Index and two peer groups. The peer groups comprise of publicly held companies with standard industrial classifications ("SIC") appropriate for the company's two business segments. The peer group for the company's consumer products segment (SIC 3634), as of March 31, 2002, consisted of Conair Corp., Global-Tech Appliances Inc., National Presto Industries Inc., Salton Inc., Sunbeam Corp., and Water Pik Technologies Inc. The peer group for the company's Sensor products segment (SIC 3823), as of March 31, 2002, consisted of Aero Systems Engineering Inc., BEI Technologies Inc., Braintech Inc., Circor International Inc., Electric City Corp., Electro-Sensors Inc., Electropure Inc., Environmental Tectonics Corp., Faro Technologies Inc., Flotek Industries Inc., Haber Inc., Hurco Companies Inc., Intelligent Controls Inc., ISCO Inc., K Tron International Inc., K2 Digital Inc., Mikron Instrument Inc., MKS Instrument Inc., Perceptron Inc., Pollution Resh and Ctl Cp, PPT Vision Inc., Qualmark Corp., RFP Express Inc., Robotic Vision Systems Inc., Rudolph Technologies Inc., Schmitt Industries Inc., Sensar Corp., Sono Tek Corp., Startec Inc., Therma-Wave Inc., and Transmation Inc. The information contained in this graph is not necessarily indicative of our future performance.

                              [PERFORMANCE GRAPH]

                                                          CUMULATIVE TOTAL RETURN
                                            ---------------------------------------------------
                                             3/97     3/98     3/99     3/00     3/01     3/02
                                            ------   ------   ------   ------   ------   ------
Measurement Specialities, Inc.............  100.00   100.00   187.50   632.83   960.50   347.50
S&P SmallCap 600..........................  100.00   147.68   124.31   162.47   160.38   221.04
Peer Group (1)............................  100.00    98.59    49.58   140.89    68.23    88.02
Peer Group (2)............................  100.00   145.39    36.58    41.39    16.11    18.77

---------------

* $100 invested on 3/31/97 in stock or index-including reinvestment of dividends. Fiscal year ending March 31.

          BENEFICIAL OWNERSHIP OF MEASUREMENT SPECIALTIES COMMON STOCK

     The following table shows information regarding the beneficial ownership of our common shares as of January 17, 2003 for:

     - each of our directors;

     - each executive officer named in the summary compensation table;

     - all directors and executive officers as a group; and

     - each person known to us to be the beneficial owner of more than 5% of our outstanding shares of common stock.

                                                              AMOUNT AND NATURE
                                                                OF BENEFICIAL
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                         OWNERSHIP(2)      PERCENT(2)
---------------------------------------                       -----------------   ----------
DIRECTORS AND EXECUTIVE OFFICERS:
Joseph R. Mallon, Jr.(3)....................................        569,840           4.7
Damon Germanton(4)..........................................        475,292           4.0
Morton L. Topfer(5).........................................        642,423           5.3
Mark W. Cappiello(6)........................................        147,200           1.2
Steven P. Petrucelli(7).....................................        136,000           1.1
Fergal Mulchrone............................................        117,945           1.0
Dan J. Samuel(8)............................................         58,600             *
John D. Arnold(9)...........................................         37,000             *
Kirk Dischino...............................................         25,000             *
  41 Lockwood Drive Waldwick, NJ 07463
Frank D. Guidone(10)........................................         99,720             *
All directors and officers as a group (twelve
  persons)(11)..............................................      2,371,220          18.8
FIVE PERCENT SHAREHOLDERS:
Wellington Management Company, LLP..........................      1,135,400           9.5
  75 State Street
  Boston, MA 02109(12)
George U. Wyper
  c/o Wyper Capital Management, L.L.C. .....................        622,000           5.2
  350 Park Avenue, 16th Floor
  New York, New York 10022(13)

---------------

  *  Less than 1%

 (1) Unless otherwise indicated, the address of each person is c/o Measurement Specialties, Inc., 710 Route 46 East, Suite 206, Fairfield, NJ 07004.

 (2) Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name. The percentage of beneficial ownership is based on 11,912,958 shares of common stock outstanding as of January 17, 2003.

 (3) Includes options to purchase 164,000 shares.

 (4) Includes options to purchase 20,000 shares. Also, includes 125,126 shares of which Mr. Germanton's children are the record owners. Does not include 92,115 shares that Mr. Germanton gave as gifts to other family members.

 (5) Includes options to purchase 10,000 shares. Includes 314,081 shares of our common stock and warrants to purchase 297,228 shares held by Castletop Capital, L.P., a private investment company of which Mr. Topfer is a Managing Director. Mr. Topfer has shared voting and shared investment power with respect to the shares and warrants held by Castletop Capital.

 (6) Includes options to purchase 12,000 shares.

 (7) Includes options to purchase 24,000 shares.

 (8) Includes options to purchase 32,000 shares.

 (9) Includes options to purchase 17,000 shares.

(10) Includes 12,000 shares purchased by Four Corners Capital Partners, LP
     (FCCP). Mr. Guidone is a limited partner of FCCP and a member of the General Partner of FCCP. Mr. Guidone has shared voting and shared investment power with respect to the shares owned by FCCP. Includes warrants to purchase up to 87,720 shares of our common stock held by Corporate Revitalization Partners (CRP), a crisis management firm of which Mr. Guidone is a Managing Director. Mr. Guidone has shared voting power and shared dispositive power for the shares held by CRP.

(11) Includes options/warrants to purchase an aggregate of 723,648 shares. In addition to shares owned by the persons named in the beneficial ownership table, includes 2,500 shares of our common stock held by John P. Hopkins, our Chief Financial Officer, and options to purchase 59,700 shares of our common stock held by J. Victor Chatigny, our Vice President and General Manager of our Sensors division.

(12) Includes 1,035,400 shares of common stock for which Wellington Management Company, LLP (WMC), an investment adviser, has shared voting power and 1,135,400 shares for which WMC has shared dispositive power. The shares are owned of record by WMC's clients. Based solely on the Schedule 13G filed by WMC on February 12, 2002.

(13) Based solely on the Schedule 13G filed by Mr. Wyper on November 15, 2002.

                                 OTHER MATTERS

     The Board of Directors is not aware of any matters other than those set forth in this proxy statement that will be presented for action at the Annual Meeting. However, if any other matter should properly come before the meeting, the persons authorized by the accompanying proxy will vote and act with respect thereto, in what according to their judgment, is in the interests of Measurement Specialties and its shareholders.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     We believe that, under the Securities and Exchange Commission's rules for reporting of securities transactions by executive officers, directors and beneficial owners of more than 10% of our common stock, all required reports during fiscal 2002 were timely filed.

                           ANNUAL REPORT ON FORM 10-K

     In addition to the proxy statement and proxy card, a copy of Measurement Specialties' annual report on Form 10-K for the fiscal year ended March 31, 2002 and the amendment thereto on Form 10-K/A, which are not part of the proxy soliciting material, are enclosed. The annual report on Form 10-K is being furnished to you without the exhibits thereto. Upon your request, the company will provide you with a copy of the exhibits. You may under some circumstances be responsible for the company's reasonable expenses in furnishing such exhibits.

               STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

     Any stockholder who intends to present a proposal at the 2003 Annual Meeting of Shareholders must ensure that the proposal is received by the Secretary at Measurement Specialties Inc., 710 Route 46 East, Suite 206, Fairfield, NJ 07004, not later than May 23, 2003, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 or is otherwise submitted.

January 31, 2003

                                                                      APPENDIX A

                  AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

                         MEASUREMENT SPECIALTIES, INC.

                  AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

                       DATE OF ADOPTION: JANUARY 24, 2003

                                    PURPOSE

     The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of Measurement Specialties, Inc. (the "Company"), (2) the independent auditor's qualifications and independence, (3) the performance of the Company's independent auditors, and
(4) the compliance by the Company with legal and regulatory requirements.

     The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the "Commission") to be included in the Company's annual proxy statement.

                              COMMITTEE MEMBERSHIP

     The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of the American Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Commission. At least one member of the Audit Committee shall be a financial expert as defined by the Commission.

     The members of the Audit Committee shall be appointed by the Board. Audit Committee members may be replaced by the Board.

                                    MEETINGS

     The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

                    COMMITTEE AUTHORITY AND RESPONSIBILITIES

     The Audit Committee shall have the sole authority to select, evaluate and, where appropriate, replace the independent auditor (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee and shall be accountable to the Audit Committee and the Board.

     The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor. This preapproval requirement shall be subject to the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act if such services are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may, when appropriate, form and delegate authority to subcommittees consisting of one or more members who are independent directors of the Board, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

     The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

     The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee's own performance.

     The Audit Committee, to the extent it deems necessary or appropriate, shall:

                   FINANCIAL STATEMENT AND DISCLOSURE MATTERS

     1. Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

     2. Review and discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements.

     3. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any material issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies.

     4.  Review and discuss quarterly reports from the independent auditors on:

          (a) All critical accounting policies and practices to be used.

          (b) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

          (c) Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

     5. Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

     6. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

     7. Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

     8. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

     9. Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

      OVERSIGHT OF THE COMPANY'S RELATIONSHIP WITH THE INDEPENDENT AUDITOR

     10.  Review and evaluate the lead partner of the independent auditor team.

     11. Obtain and review a report from the independent auditor at least annually, consistent with Independence Standards Board Standard 1, regarding (a) the independent auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor (discussing with the independent auditor any disclosed relationships or services that may have an impact on the objectivity and independence of the auditor), including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

     12. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

     13. Recommend to the Board policies for the Company's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

     14. Discuss with the national office of the independent auditor issues on which they were consulted by the Company's audit team and matters of audit quality and consistency. Review and approve the audit plan of the independent auditor.

     15. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

                     COMPLIANCE OVERSIGHT RESPONSIBILITIES

     16. Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

     17. Obtain reports from management and the independent auditor that the Company and its subsidiary/ foreign affiliated entities are in conformity with applicable legal requirements and the Company's Code of Business Conduct and Ethics. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Business Conduct and Ethics.

     18. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

     19. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

     20. Discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

     21. Periodically review and discuss with management the status of management's implementation of recommendations made by the Audit Committee.

                      LIMITATION OF AUDIT COMMITTEE'S ROLE

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

                                      PROXY

                          MEASUREMENT SPECIALTIES, INC.

             Annual Meeting of Shareholders - Monday, March 3, 2003

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT
            THE 2002 ANNUAL MEETING OF SHAREHOLDERS ON MARCH 3, 2003

      The shares of common stock of Measurement Specialties, Inc. you are entitled to vote at the 2002 Annual Meeting of Shareholders will be voted as you specify.

      By signing this proxy, you revoke all prior proxies and appoint Frank D. Guidone and John P. Hopkins, and each of them, with full power of substitution, to vote all shares you are entitled to vote on the matters shown on the reverse side, as directed in this proxy and, IN THEIR DISCRETION, ON ANY OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING AND ALL POSTPONEMENTS AND ADJOURNMENTS.

      THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF MORTON L. TOPFER AND FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS OUR INDEPENDENT AUDITORS FOR FISCAL 2003.

               (Continued and to be signed on the reverse side)

                        ANNUAL MEETING OF SHAREHOLDERS OF

                          MEASUREMENT SPECIALTIES, INC.

                              Monday, March 3, 2003

                            PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

                                     - OR -

TELEPHONE - Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have your control number and proxy card available when you call.

                                     - OR -

INTERNET - Access "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.

                                     COMPANY NUMBER
                                                      -------------------------
                                     ACCOUNT NUMBER
                                                      -------------------------
                                     NUMBER OF SHARES
                                                      -------------------------
                                     CONTROL NUMBER
                                                      -------------------------

               * PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED
             IF YOU ARE NOT VOTING VIA TELEPHONE OR THE INTERNET. *

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
               THE ELECTION OF ONE DIRECTOR AND "FOR" PROPOSAL 2.

         PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

          PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

                           FOR    WITHHOLD                               FOR     AGAINST     ABSTAIN
                                 AUTHORITY
1.   To elect Morton L.    [ ]      [ ]      2.    To ratify             [ ]       [ ]         [ ]
     Topfer to the                                 the selection
     Board of Directors                            by the  company
     of the company for                            of Grant
     the term described                            Thornton LLP,
     in the proxy                                  independent
     statement.                                    public
                                                   accountants,
                                                   to audit the
                                                   financial
                                                   statements of
                                                   the company for
                                                   the fiscal year
                                                   ending March 31,
                                                   2003.

                                                   SIGN, DATE AND
                                                   RETURN PROXY CARD
                                                   PROMPTLY USING
                                                   THE ENCLOSED
                                                   ENVELOPE

To change the address on your
account, please check the box at      [ ]
the right and indicate your new
address in the address space
above.  Please note that changes
to the registered name(s) on the
account may not be submitted via
this method.

Signature of Shareholder                                    Date:
                        -----------------------------------       --------------
Signature of Shareholder                                    Date:
                        -----------------------------------       --------------

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.